DILLARD'S, INC.

               6.39% RESET PUT SECURITY DUE 2013
REGISTERED                                             REGISTERED
NO. R-1
CUSIP 254067AE1

     If this Security is registered in the name of The Depository Trust Company (the "Depositary") (55 Water Street, New York, New York) or its nominee, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary unless and until this Security is exchanged in whole or in part for Securities in definitive form. Unless this certificate is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co. has an interest herein.

      DILLARD'S, INC., a Delaware corporation (herein called the "Company", which term includes any successor corporation under the Indenture, hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $150,000,000 (ONE HUNDRED FIFTY MILLION DOLLARS) on August 1, 2013, subject to mandatory repayment of principal to the existing Holder hereof pursuant to the purchase and repurchase rights described on the reverse of this Security, and to pay interest thereon from August 7, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 1 and August 1 in each year, commencing February 1, 1999, at the rate of 6.39% per annum, from and including August 7, 1998 to but excluding the Coupon Reset Date referred to on the reverse hereof, and at the rate per annum determined in accordance with the Coupon Reset Process referred to on the reverse hereof, from and including the Coupon Reset Date, until the principal hereof is paid or made available for payment.

      Reference is hereby made to the further provisions of  this
Security   set  forth  on  the  reverse  hereof,  which   further
provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

     Dated:  August 7, 1998

TRUSTEE'S CERTIFICATE                  DILLARD'S, INC.
  OF AUTHENTICATION
This is one of the                     By:_____________________
Securities of the series
designated therein                       Senior Vice President
referred to in the                       and Chief Financial Officer
within-mentioned
Indenture.


THE CHASE MANHATTAN                    ATTEST:
BANK, (formerly known as
Chemical Bank), Trustee
                                       By:_____________________
By:_____________________
                                           Assistant Secretary
   Authorized Officer


                       (REVERSE OF NOTE)


                6.39% RESET PUT SECURITY DUE 2013

     This Note is one of a duly authorized issue of debentures,

notes or other evidences of indebtedness of the Company (the

"Securities"), all issued or to be issued under and pursuant to an indenture, dated as of dated as of May 15, 1988, as

supplemented by a First Supplemental Indenture dated as of

December 16, 1988, a Second Supplemental Indenture dated as of

September 14, 1990, and a Third Supplemental Indenture dated as of August 7, 1998 (the "Indenture"), between the Company and The

Chase Manhattan Bank (formerly known as Chemical Bank), as

Trustee (the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, duties and immunities thereunder of the Company and the Trustee and the rights thereunder of the Holders of the

Securities.  This Note is one of the series designated on the face hereof, limited in aggregate principal amount to

$150,000,000 (the "Notes").

     Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided,

however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.



Interest Rate and Interest Payment Dates

     The Notes will bear interest at the rate of 6.39% from and including August 7, 1998 to but excluding August 1, 2003 (the

"Coupon Reset Date").  Interest on the Notes will be payable semi-annually on February 1 and August 1 of each year, commencing

February 1, 1999 (each, an "Interest Payment Date").  The

interest payable, and punctually paid and duly provided for, on any Interest Payment Date will be paid to the Person in whose name this Note is registered at the close of business on the fifteenth calendar day (whether or not a Business Day) next

preceding such Interest Payment Date (each such date a "Record

Date").  Any such interest not so punctually paid or duly

provided for will forthwith cease to be payable to the Holder on such Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a

special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Notes not less than 10 days prior to such special Record

Date, or be paid at any time in any other lawful manner not

inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said

Indenture.  Interest will be calculated based on a 360-day year

consisting of twelve 30-day months.   "Business Day" means any

day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or required by law or regulation to be closed.

     If the Remarketing Dealer (as defined below) purchases the

Notes as described below, the Remarketing Dealer  will reset the interest rate for the Notes effective on the Coupon Reset Date,

pursuant to the Coupon Reset Process described below.  In such circumstance, (i) this Note will be purchased by the Remarketing

Dealer at 100% of the principal amount hereof on the Coupon Reset

Date, on the terms and subject to the conditions described herein

(interest accrued to but excluding the Coupon Reset Date will be paid by the Company on such date to the Holder hereof on the most recent Record Date), and (ii) from and including the Coupon Reset

Date, the Notes will bear interest at the rate determined by the

Remarketing Dealer in accordance with the procedures set forth under "Coupon Reset Process if Notes Are Remarketed" below.



Maturity Date

     The Notes will mature on August 1, 2013 (the "Maturity

Date").  On the Coupon Reset Date pursuant to automatic purchase of this Note, the Holder hereof will be entitled to receive 100%

of the principal amount hereof (the "Purchase/Repurchase Price")

(interest accrued to but excluding the Coupon Reset Date will be paid by the Company on such date to the Holders of the Notes on the most recent Record Date) from either (i) the Remarketing

Dealer, if the Remarketing Dealer purchases this Note, or

(ii) the Company, pursuant to either optional or mandatory

repurchase of this Note by the Company.



Purchase by the Remarketing Dealer; Remarketing

     If the Remarketing Dealer gives notice in writing (the

"Remarketing Notification") to the Company and the Trustee on a

Business Day (the "Notification Date") not later than fifteen calendar days prior to the Coupon Reset Date of its intention to purchase the Notes for remarketing, the Notes will be

automatically purchased, or deemed purchased, by the Remarketing

Dealer at the Purchase/Repurchase Price on the Coupon Reset Date,

except in the circumstances described below.  Interest accrued to but excluding the Coupon Reset Date will be paid by the Company on such date to the Holder hereof on the most recent Record Date.

If the Remarketing Dealer purchases the Notes as aforesaid, from and after the Coupon Reset Date, the Notes will bear interest at the Coupon Reset Rate.

     The Remarketing Notification must contain the requisite

delivery details, including the identity of the Remarketing

Dealer's account with The Depository Trust Company, New York, New

York (the "Depositary").  The Remarketing Dealer may revoke the

Remarketing Notification and terminate its obligation to remarket the Notes by giving notice thereof to the Company and the Trustee at any time prior to 2:00 p.m., New York time, on the Business

Day prior to the Coupon Reset Date.  Such revocation will

terminate the Coupon Reset Process.

     If the Remarketing Dealer gives the Remarketing Notification as aforesaid, then unless a Termination Event (as defined below)

occurs, not later than 2:00 P.M., New York time, on the Business

Day prior to the Coupon Reset Date, the Remarketing Dealer shall deliver the Purchase/Repurchase Price in immediately available funds to the Trustee for payment of the Purchase/Repurchase Price on the Coupon Reset Date and the Holder of this Note shall be required to deliver, and any owner of a beneficial interest in this Note shall be deemed to have delivered its beneficial

interest in, this Note to the Remarketing Dealer against payment of the Purchase/Repurchase Price on the Coupon Reset Date through the facilities of the Depositary.

     The Remarketing Dealer's obligation to purchase the Notes

will be terminated and the Coupon Reset Process will terminate,

if any of the following (a "Termination Event") occurs:  (i) an

Event of Default occurs under the Indenture (in which case,

termination is at the Remarketing Dealer's option); (ii) on the

Bid Date (as defined below), fewer than two Dealers (as defined below) submit timely Bids (as defined below) substantially as provided below (in which case, termination is automatic);

(iii) the Company exercises its right to repurchase the Notes as described under "-Optional Repurchase by the Company" below (in which case, termination is automatic); (iv) a "legal defeasance"

or a "covenant defeasance" under Section 403 or 1010 of the

Indenture has occurred; (v) the Remarketing Dealer fails to pay the Purchase/Repurchase Price by 2:00 p.m., New York time, on the

Business Day prior to the Coupon Reset Date (other than due to the occurrence of a Market Disruption Event, as such term is defined in the Remarketing Agreement referred to below) (in which case, termination is automatic); (vi) the Remarketing Dealer does not give the Remarketing Notification (in which case, termination is automatic); (vii) the Remarketing Dealer revokes the

Remarketing Notification in the manner set forth above (in which case, termination is automatic); or (viii) prior to the

Notification Date the Remarketing Dealer resigns and no successor has been appointed (in which case, termination is automatic).

     The Remarketing Dealer will give the Trustee immediate

written notice of any Termination Event under clause (i), (ii) or

(v) (in the case of a Market Disruption Event) and the Company will give the Trustee immediate written notice of a Termination

Event under clause (viii).  If a Termination Event occurs, the

Company will repurchase the Notes on the Coupon Reset Date as described below.

     The transactions described above will be executed on the

Coupon Reset Date through the Depositary in accordance with the procedures of the Depositary, and the accounts of participants will be debited and credited and the Notes delivered by book-

entry as necessary to effect the purchases and sales thereof.



Notice to Holders by Trustee

     In anticipation of the purchase of the Notes by the

Remarketing Dealer or the repurchase of the Notes by the Company on the Coupon Reset Date, the Trustee will notify the Holders of the Notes, not less than 30 days nor more than 60 days prior to the Coupon Reset Date, that all Notes shall be delivered on the

Coupon Reset Date through the facilities of the Depositary

against payment of the Purchase/Repurchase Price by the

Remarketing Dealer or the Company.



Coupon Reset Process if Notes Are Remarketed

     If the Remarketing Dealer elects to remarket the Notes, then the following steps (the "Coupon Reset Process") will be taken in order to determine the Coupon Reset Rate.  The Company and the

Remarketing Dealer will use reasonable efforts to cause the

actions contemplated below to be completed in as timely a manner as possible.

     (a)  No later than five Business Days prior to the Coupon

Reset Date, the Company will provide the Remarketing Dealer with

(i) a list (the "Dealer List"), containing the names and

addresses of three dealers, one of whom shall be the Remarketing

Dealer, from whom the Company desires the Remarketing Dealer to obtain Bids for the purchase of the Notes and (ii) such other material as may reasonably be requested by the Remarketing Dealer to facilitate a successful Coupon Reset Process.

     (b)  Within one Business Day following receipt by the

Remarketing Dealer of the Dealer List, the Remarketing Dealer

will provide to each dealer ("Dealer") on the Dealer List (i) a copy of the Prospectus Supplement dated July 30, 1998 and

Prospectus dated July 24, 1998, relating to the offering of the

Notes (collectively, the "Prospectus Supplement"), (ii) a copy of the form of Notes and (iii) a written request that each Dealer submit a Bid to the Remarketing Dealer no later than 3:00 p.m.,

New York time, on the third Business Day prior to the Coupon

Reset Date (the "Bid Date").  "Bid" means an irrevocable written offer given by a Dealer for the purchase of all of the Notes,

settling on the Coupon Reset Date, and shall be quoted by such

Dealer as a stated yield to maturity on the Notes ("Yield to

Maturity").  Each Dealer shall also be provided with (i) the name of the Company, (ii) an estimate of the Remarketing Purchase

Price (which shall be stated as a U.S. dollar amount and be

calculated by the Remarketing Dealer in accordance with paragraph

(c) below), (iii) the principal amount and maturity of the Notes and (iv) the method by which interest will be calculated on the

Notes.

     (c)  The purchase price for the Notes in connection with the

Coupon Reset Process (the "Remarketing Purchase Price") shall be equal to (i) the principal amount of the Notes, plus (ii) a

premium (the "Notes Premium") which shall be equal to the excess,

if any, on the Coupon Reset Date of (A) the discounted present value to the Coupon Reset Date of a bond with a maturity of

August 1, 2013 which has an interest rate of 5.503%, semiannual interest payments on each February 1 and August 1, commencing

February 1, 2004, and a principal amount equal to the principal amount of the Notes, and assuming a discount rate equal to the

Treasury Rate over (B) such principal amount of Notes.  The

"Treasury Rate" means the per annum rate equal to the offer side yield to maturity of the current on-the-run ten-year United

States Treasury Security per Telerate page 500, or any successor page, no later than 3:00 p.m., New York time, on the Bid Date (or such other time or date that may be agreed upon by the Company and the Remarketing Dealer) or, if such rate does not appear on

Telerate page 500, or any successor page, at such time, the rates on GovPX End-of-Day Pricing at 3:00 p.m., New York time, on the

Bid Date (or such other time or date that may be agreed upon by the Company and the Remarketing Dealer).

     (d)  The Remarketing Dealer will provide written notice to the Company as soon as practicable on the Bid Date, setting forth

(i) the names of each of the Dealers from whom the Remarketing

Dealer received Bids on the Bid Date, (ii) the Bid submitted by each such Dealer and (iii) the Remarketing Purchase Price as determined pursuant to paragraph (c) above.  Except as provided below, the Remarketing Dealer will thereafter select from the

Bids received the Bid with the lowest Yield to Maturity (the

"Selected Bid"); provided, however, that (i) if the Remarketing

Dealer has not received a timely Bid from a Dealer on or before the Bid Date, the Selected Bid shall be the lowest of all Bids received by such time and (ii) if any two or more of the lowest

Bids submitted are equivalent, the Company shall in its sole discretion select any of such equivalent Bids (and such selected

Bid shall be the Selected Bid).  In all cases, the Remarketing

Dealer shall have the right to match the Bid with the lowest

Yield to Maturity in which case the Remarketing Dealer's Bid shall be the Selected Bid.  The Remarketing Dealer will set the

Coupon Reset Rate equal to the interest rate that will amortize the Notes Premium fully over the term of the Notes at the Yield to Maturity indicated by the Selected Bid.

     (e)  Immediately after calculating the Coupon Reset Rate for the Notes, the Remarketing Dealer will provide written notice to the Company and the Trustee, setting forth the Coupon Reset Rate.

The Coupon Reset Rate for the Notes will be effective from and including the Coupon Reset Date.



The Remarketing Dealer

     On or prior to the date of original issuance of the Notes,

the Company and Morgan Stanley & Co. Incorporated (the

"Remarketing Dealer") entered into a Remarketing Agreement (a

"Remarketing Agreement"). No Holder or beneficial owner of any

Notes shall have any rights or claims under the Remarketing

Agreement or against the Company or the Remarketing Dealer as a result of the Remarketing Dealer not purchasing the Notes.

     The Remarketing Dealer, in its individual or any other

capacity, may buy, sell, hold and deal in any of the Notes.  The

Remarketing Dealer may exercise any vote or join in any action which any Holder or beneficial owner of the Notes may be entitled to exercise or take with like effect as if such Remarketing

Dealer did not act in any capacity under its Remarketing

Agreement.  The Remarketing Dealer, in its individual capacity,

either as principal or agent, may also engage in or have an

interest in any financial or other transaction with the Company as freely as if it did not act in any capacity under its

respective Remarketing Agreement.



Mandatory Repurchase by the Company

     If any Termination Event occurs, the Company will repurchase the entire principal amount of the Notes on the Coupon Reset Date at the Purchase/Repurchase Price plus accrued and unpaid

interest, if any, on the Notes.



Optional Repurchase by the Company

     If the Remarketing Dealer gives the Remarketing

Notification, then, not later than the fourth Business Day

following the Notification Date, the Company may irrevocably elect, by notice in writing to the Remarketing Dealer and the

Trustee, to terminate the Coupon Reset Process, whereupon the

Company will repurchase the entire principal amount of the Notes on the Coupon Reset Date at the Purchase/Repurchase Price plus accrued and unpaid interest, if any, on the Notes.

     In case the Company is required to or elects to purchase the

Notes pursuant to either of the preceding two paragraphs, the

Company shall deliver the Purchase/Repurchase Price in

immediately available funds to the Trustee by no later than 10:00

A.M., New York time, on the Coupon Reset Date, and the Holder of this Note shall be required to deliver, and any owner of a

beneficial interest in this Note shall be deemed to have

delivered its beneficial interest in, this Note to the Company against payment of the Purchase/Repurchase Price on the Coupon

Reset Date through the facilities of the Depositary.  Notes that have been purchased by the Company as aforesaid shall be canceled by the Trustee in accordance with the Indenture and no Notes may be issued in lieu thereof or in exchange therefor.

     The Notes are not subject to redemption prior to maturity

except in accordance with the following paragraphs.



Redemption

     Upon the occurrence of a Merger Redemption Event (as defined below), the Notes shall be subject to redemption in whole but not in part at a redemption price equal to 102% of the aggregate principal amount thereof, plus accrued and unpaid interest

thereon to the date of redemption.  Immediately following a

Merger Redemption Event, the Company will mail a notice to the

Trustee and the Holders of the Notes stating that the Merger

Redemption Event has occurred and that the Notes will be redeemed no later than 30 days after the date of such notice.  The Notes shall be redeemed in whole at the foregoing redemption price by said 30th day.

     A "Merger Redemption Event" will be deemed to have occurred at such time as either of the following events occurs:  (i) the

Agreement and Plan of Merger, dated as of May 16, 1998 (the

"Merger Agreement"), among the Company, MSC Acquisition, Inc.

("NEWCO") and Mercantile Stores Company, Inc. ("Mercantile") is

terminated or (ii) the merger of NEWCO with and into Mercantile pursuant to the Merger Agreement is not consummated on or prior to October 31, 1998.



General Matters

     If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the

Indenture.

     The Indenture permits, with certain exceptions as therein

provided, the amendment thereof and the modification of the

rights and obligations of the Company and the rights of the

Holders of the Securities of each series to be affected under the

Indenture at any time by the Company and the Trustee with the consent of the Holders of 66-2/3% in principal amount of the

Securities at the time outstanding of each series to be affected.

The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past

defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this

Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of

this Note or of the Indenture shall alter or impair the

obligation of the Company, which is absolute and unconditional,

to pay the principal of (and premium, if any) and interest on this Note at the time, place and rate, and in the coin or

currency, herein prescribed.

     As provided in the Indenture and subject to certain

limitations therein set forth, the transfer of this Note is

registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the

Company in any place where the principal of (and premium, if any)

and interest on this Note are payable, duly endorsed by, or

accompanied by a written instrument of transfer in form

satisfactory to the Company and the Security Registrar duly

executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes and of like tenor,

of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or

transferees.

     The Notes are issuable only in registered form without

coupons in denominations of $1,000 and any integral multiples thereof.  As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of

transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

     This Note shall be governed by and construed in accordance with the laws of the State of New York.



                   ___________________________

                          ABBREVIATIONS


       The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  --as tenants in common     UNIF GIFT MIN ACT--______CUSTODIAN_______
TEN ENT  --as tenants by the entireties                (Cust)         (Minor)
JT TEN   --as joint tenants with right   Under Uniform Gifts to Minors Act
           of survivorship and not as
           tenants in common              ______________________________
                                                       (State)

       Additional abbreviations may also be used though not in the above list.

       FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or
Other Identifying Number of Assignee
 ________________
/                /
_________________________________________________________________

            PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING
             POSTAL ZIP CODE OF ASSIGNEE

_________________________________________________________________

_________________________________________________________________

the within Note of Dillard's, Inc. and does hereby irrevocably constitute and appoint
__________________________________________________________
attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.




Dated:  _________________________
                                    _______________________________________


                                    _______________________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.